UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 16, 2018

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01.   OTHER EVENTS.

On May 16, 2018, Consumer Portfolio Services, Inc. ("CPS") sold $40.0 million of asset-backed notes, secured by residual interests in 13 CPS securitizations issued consecutively from September 2013 through December 2016 and by an 80% interest in a CPS affiliate that owns the residual interests in four CPS securitizations issued in 2017.

The single class of notes bears interest at an annual rate of 8.595%. Interest will be paid on the notes monthly and principal payments will be made to the extent necessary to maintain a ratio of collateral to the outstanding notes at a specified level.  For purposes of this transaction, the collateral consists of the spread account balances and the over-collateralization of the pledged securitizations.  In the case of the 2017 securitizations, only 80% of the spread account balances and over-collateralization are included in the collateral.

CPS disclaims any implication that the agreements described in this report are other than agreements entered into in the ordinary course of CPS's business.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

One exhibit is included with this report:

99.1	News release re May 16, 2018, transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: May 22, 2018	By: /s/ MARK CREATURA
Mark Creatura Senior Vice President Signing on behalf of the registrant